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                                  Exhibit 24.1

                                Auditors' Consent


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DELOITTE & TOUCHE LLP
50 Fremont Street
San Francisco, CA   94105-2230



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Williams-Sonoma, Inc., regarding the Executive Deferral Plan and the Deferred Compensation Plan of our reports dated March 24, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for income taxes effective February 1, 1993), appearing in and incorporated by reference in the Annual Report on Form 10-K of Williams-Sonoma, Inc. for the fiscal year ended January 29, 1995.



/s/ Deloitte & Touche LLP

June 28, 1995